                                                                EXHIBIT 99(D)(3)

                       THE KOREAN INVESTMENT FUND, INC.
                                RIGHTS OFFERING

                DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM
                NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM

  THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS OR BY THE DEPOSITORY TRUST COMPANY ("DTC") PARTICIPANTS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE PRIMARY SUBSCRIPTION PRIVILEGE WAS EXERCISED IN FULL AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITORY OR DTC. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF THE SUBSCRIPTION CERTIFICATE.

  THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE FUND'S PROSPECTUS DATED SEPTEMBER 19, 1995 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE INFORMATION AGENT.

                  PLEASE COMPLETE ALL APPLICABLE INFORMATION

  VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL OR WITH A PROPERLY COMPLETED NOTICE OF GUARANTEED DELIVERY BEFORE 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 20, 1995 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY THE FUND.

       BY FACSIMILE:                BY EXPRESS MAIL OR OVERNIGHT COURIER:               BY HAND:
 (TELECOPIES)                          State Street Bank and Trust Company     State Street Bank and Trust Company
 (617) 774-4519                        Corporate Reorganization                Corporate Reorganization
 Confirm by telephone to:              Two Heritage Drive, MB2                 225 Franklin Street--Concourse Level
 (617) 774-4511                        North Quincy, Massachusetts 02171       Boston, Massachusetts 02110
                                       U.S.A.                                  U.S.A.
                                                                                         or
       BY FIRST CLASS MAIL:
 State Street Bank and Trust Company                                           State Street Bank and Trust Company
 Corporate Reorganization                                                      Corporate Reorganization
 P.O. Box 9061                                                                 61 Broadway--Concourse Level
 Boston, Massachusetts 02205-8686                                              New York, New York 10006
 U.S.A.                                                                        U.S.A.

  1. The undersigned hereby certifies to the Subscription Agent that it is a
participant in           [Name of Depository] (the "Depository") and that it
               ---------
has either (i) exercised the Primary Subscription in respect of the Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Fund or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Fund.

  2. The undersigned hereby exercises the Over-Subscription Privilege to
purchase, to the extent available,       shares of Common Stock and certifies
                                   -----
to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

  3. The undersigned understands that payment of the Estimated Subscription Price of $11.88 per share for each Share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case, payment in full must be received by the Subscription Agent not later than the close of business on the third business day after the Expiration Date and represents
that such payment, in the aggregate amount of $       , either
                                               -------

                           (continued on other side)

                           (check appropriate box):

[_] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

        or

[_] is being delivered to the Subscription Agent herewith

        or

[_] has been delivered separately to the Subscription Agent;

________________________________________     ___________________________________
Primary Subscription Confirmation Number     Name of Nominee Holder


________________________________________     ___________________________________
Depository Participant Number                Address



Contact Name: __________________________     ___________________________________
                                             City          State        Zip Code



Phone Number: __________________________     By: ______________________________



                                             Name: ____________________________



                                             Title: ___________________________
Dated: _________ , 1995

PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.

PLEASE NOTE: THIS FORM WILL NOT BE ACCEPTED AS VALID UNLESS THE FOLLOWING INFORMATION IS PROVIDED FOR THE ALLOCATION OF OVER-SUBSCRIPTION SHARES.

The positions below pertain to those persons on whose behalf the Over-Subscription is being exercised:

_________________________          Total number of record date shares

_________________________          Total number of primary rights exercised

                                       2